UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 25, 2007

INDUSTRIAL DISTRIBUTION GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-13195	58-2299339

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

950 East Paces Ferry Road, N.E.
Suite 1575
Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 949-2100
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On May 25, 2007, Industrial Distribution Group, Inc. (the “Company”) effected a contingent grant of 185,000 shares of restricted stock to its President and Chief Executive Officer, Charles A. Lingenfelter, by entering into an award agreement therefor with Mr. Lingenfelter that contains vesting (or forfeiture) provisions that are tied to future operating performance criteria. The grant had been approved by the Company’s Board of Directors, upon recommendation of its Compensation Committee, but was subject to acceptance by Mr. Lingenfelter and execution of a mutually acceptable award agreement. The contingent grant was made pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”), which permits the Company to award restricted stock pursuant to a form of Restricted Stock Agreement that is subject to the terms and conditions of the Plan, but may contain special vesting, forfeiture or other provisions that are otherwise consistent with the purposes of the Plan. The grant date of the restricted stock award to Mr. Lingenfelter is May 25, 2007.
     Under the terms of the award, Mr. Lingenfelter will be eligible to vest in the shares awarded on the following schedule: up to 25,000 shares following the Company’s 2008 fiscal year, up to 40,000 shares following the Company’s 2009 fiscal year, up to 55,000 shares following the Company’s 2010 fiscal year and up to 65,000 shares following the Company’s 2011 fiscal year, in each case only to the extent that the Company has achieved prescribed performance benchmarks for such fiscal year with respect to increases in its sales revenue, operating margin and earnings per share. In the event of a change in control or the termination of his employment without cause, Mr. Lingenfelter would vest immediately in one third of any then unvested shares, but the award does not otherwise provide for accelerated vesting in any other circumstance. The award will terminate, and all unvested shares would be forfeited, if Mr. Lingenfelter ceases to be employed by the Company for any other reason, including because of disability or death. Until shares become vested, Mr. Lingenfelter will have no right to vote, or to receive or accrue dividends on, any of the shares.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits:
10.10	Form of Restricted Stock Award Agreement under the Industrial Distribution Group, Inc. 2007 Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007

/s/ Jack P. Healey

Jack P. Healey Executive Vice President and Chief Financial Officer